Exhibit 99.1

BBOT Reports First Quarter 2026 Financial Results and Update on Corporate Progress

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Announced encouraging preliminary safety and efficacy data across all three RAS-pathway inhibitor programs
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Announced publication in Cancer Discovery highlighting preclinical data demonstrating BBO-11818 is a potent and selective pan-KRAS inhibitor
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Clinical readouts expected in the second half of 2026 across all three programs
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Cash runway expected to fund operations into 2028

SOUTH SAN FRANCISCO, Calif., May 12, 2026 — BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today reported financial results for the first quarter ended March 31, 2026, and provided a business update, including highlights of pipeline progress.

BBOT's portfolio of late-stage RAS-pathway inhibitors is designed to enable direct dual inhibition of KRAS in both its ON and OFF states, pan-KRAS coverage across major KRAS mutations, and disruption of RAS-driven PI3Kα activation. Together, these assets uniquely position BBOT to achieve safe, concurrent, high-level suppression of both the MAPK and PI3Kα pathways through a wholly owned internal combination strategy.

"In the first quarter, we reported meaningful progress across all three clinical programs, including encouraging preliminary antitumor activity and a potentially differentiated safety profile for BBO-8520 in lung cancer; anti-tumor activity and a partial response (PR) in pancreatic cancer with BBO-11818 as monotherapy; and confirmation of full target engagement without hyperglycemia for BBO-10203," said Pedro J. Beltran, PhD, Chief Executive Officer of BBOT. "In addition, we announced the publication of BBO-11818 in Cancer Discovery, highlighting its role as a potent and selective pan-KRAS inhibitor. These results and our cash runway into 2028 position us well as we continue advancing our differentiated pipeline to provide new treatment options for patients with limited choices."

Key Clinical Highlights & Upcoming Milestones

BBO-8520: An orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRAS.

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On January 7, 2026, BBOT announced new clinical data from the ongoing Phase 1 ONKORAS-101 trial (NCT06343402).
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As of November 15, 2025, BBO-8520 monotherapy in patients with KRASG12C non-small cell lung cancer (NSCLC) showed a 65% objective response rate (ORR) and a 68% 6-month progression-free survival (PFS), with 83% of patients eligible for 6-month follow-up remaining on treatment for ≥6 months, alongside a potentially differentiated safety profile.
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BBO-8520 in combination with pembrolizumab demonstrated promising efficacy data and a distinct safety profile at active dose levels, including a potentially differentiated liver toxicity profile.
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An internal combination study with BBO-10203 opened in April 2026.
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Updated clinical data from the combination trial with pembrolizumab are expected in the second half of 2026.

BBO-11818: An orally bioavailable small molecule pan-KRAS inhibitor that targets mutant KRAS in both the ON and OFF states.

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On January 7, 2026, BBOT announced preliminary clinical data from the ongoing Phase 1 KONQUER-101 trial (NCT06917079) for advanced solid tumors. BBO-11818 demonstrated encouraging early anti-tumor activity across dose levels and tumor types, including a PR in a patient with pancreatic ductal adenocarcinoma (PDAC) with a 56% tumor reduction. BBO-11818 monotherapy appeared generally tolerable with no dose-limiting toxicities (DLTs).
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On March 6, 2026, BBOT announced the publication of preclinical data describing the discovery and characterization of BBO-11818 in Cancer Discovery, a peer-reviewed journal of the American Association for Cancer Research (AACR). The paper, titled "Discovery of BBO-11818, a Potent and Selective Non-covalent Inhibitor of (ON) and (OFF) KRAS with Activity Against Multiple Oncogenic Mutants," details the foundational science underlying BBOT's pan-KRAS inhibitor program.
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Updated clinical data are expected in the second half of 2026. An internal combination study with BBO-10203 is anticipated to open later in 2026.

BBO-10203: An orally bioavailable small molecule with a novel mechanism of action designed to block the physical interaction between RAS and PI3Kα, inhibiting RAS-driven PI3Kα-AKT signaling in tumors.

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On January 7, 2026, BBOT announced preliminary clinical data from the ongoing Phase 1 BREAKER-101 trial (NCT06625775).
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BBO-10203 demonstrated a differentiated safety profile with no hyperglycemia in patients without restrictions on baseline HbA1c and glucose levels.
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In addition, BBO-10203 achieved target systemic exposure and rapid full target engagement.
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Clinical benefit was observed in patients with colorectal cancer (CRC) (>80% 3L+) and hormone receptor positive breast cancer (HR+ BC) who were previously heavily treated and tumor reductions were observed in some patients.
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Updated clinical data are expected in the second half of 2026 and internal combination studies are anticipated to open in 2026.

Other Key Corporate Updates

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In March 2026, Peter F. Lebowitz, MD, PhD, was appointed to BBOT's Board of Directors. Dr. Lebowitz is Chief Executive Officer and Chief Medical Officer at Third Arc Bio. Previously, he served as Global Head of Oncology R&D at Johnson & Johnson (J&J), where he delivered 13 new drugs to market with over 60 approvals and 12 FDA Breakthrough Therapy Designations. Prior to J&J, he held senior oncology leadership roles at GlaxoSmithKline, where he filed 10 IND applications and advanced two medicines through global registration trials.
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Subsequent to the end of the quarter, BBOT announced the appointment of Pedro J. Beltran, PhD, as Chief Executive Officer and Idan Elmelech as Chief Operating Officer, effective April 20, 2026. In addition, Neil Kumar, PhD, was appointed as the Executive Chairman of the Board of Directors and former CEO, Eli Wallace, PhD, will serve as a Senior Adviser to BBOT.

First Quarter 2026 Financial Results

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Cash Position: As of March 31, 2026, BBOT had cash, cash equivalents and marketable securities totaling $388.9 million, which is expected to provide cash runway into 2028.
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Research and development (R&D) expenses: R&D expenses were $39.8 million for the first quarter of 2026 compared to $20.6 million for the first quarter of 2025. The increase in expenses was primarily due to increases in clinical trial expenses and manufacturing expenses for BBO-8520, BBO-11818, and BBO-10203.
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General and administrative (G&A) expenses: G&A expenses were $6.4 million for the first quarter of 2026 compared to $2.5 million for the first quarter of 2025. Changes in G&A expenses reflect the initiation of BBOT's standalone operations and de-SPAC transaction.
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Net Loss: Net loss was $42.1 million for the first quarter of 2026 compared to $22.1 million for the first quarter of 2025.

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, please visit www.bbotx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements in this press release that are not historical facts may be deemed forward-looking statements, which generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends. These forward-looking statements include, without limitation, statements regarding the clinical and therapeutic potential and safety profile of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, as monotherapy or in combination with other therapeutics, the design and conduct of clinical trials with BBOT’s product candidates, including expected timelines for clinical data readouts, ongoing and planned regulatory interactions, BBOT’s plans to continue and expand its clinical trials, including its planned internal combination studies, and BBOT's beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, including statements regarding anticipated operating expenses, BBOT’s cash runway and sufficiency of its cash and cash equivalents to fund its operations.

These statements are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the design and success of ongoing and planned clinical trials; adverse events that may be encountered in BBOT’s clinical trials; risks relating to the uncertainty of the projected financial information with respect to BBOT; risks related to the preclinical and clinical development of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, and the timing of expected regulatory and business milestones, including the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials; the impact of competitive products; risks relating to BBOT’s ability to obtain sufficient supply of materials; and those factors discussed in documents BBOT has filed or will file with the U.S. Securities and Exchange Commission.

In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing BBOT’s assessments as of any date subsequent to the date of this press release. Neither BBOT, nor its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:

Heather Armstrong, Head of Investor Relations
BBOT
Investors@BBOTx.com

Media Contact:

Jake Robison
Inizio Evoke Comms
Jake.robison@inizioevoke.com

BridgeBio Oncology Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:	(unaudited)
Research and development	$39,802	$20,635
General and administrative	6,377	2,502
Total operating expenses	46,179	23,137
Loss from operations	(46,179)	(23,137)
Other income, net:
Interest income	3,944	1,809
Interest from transition services agreements	223	—
Change in fair value of participation right liability	—	(725)
Other income (expense)	(94)	(2)
Total other income, net	4,073	1,082
Net loss	$(42,106)	$(22,055)
Net loss per share attributable to common stockholders, basic and diluted	$(526.11)	$(54.23)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	80,032	406,723

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
Cash and cash equivalents and marketable securities	$388,892	$425,460
Total assets	417,646	448,381
Total liabilities	45,366	37,285
Accumulated deficit	(398,673)	(356,567)
Total stockholders’ equity	372,280	411,096